UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 18, 2004

IMC GLOBAL INC.

(Exact name of registrant as specified in its charter)

Delaware	1-9759	36-3492467
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 South Saunders Road Suite 300 Lake Forest, Illinois		60045
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (847) 739-1200

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry Into a Material Definitive Agreement.

On October 18, 2004, IMC Global Inc. (“IMC”) entered into an Amendment No. 2 to Agreement and Plan of Merger and Contribution (the “Amendment”), by and among IMC, The Mosaic Company (formerly known as Global Nutrition Solutions, Inc.) (“Mosaic”), GNS Acquisition Corp., Cargill, Incorporated (“Cargill”) and Cargill Fertilizer, Inc.  The Amendment amends the Agreement and Plan of Merger and Contribution, dated as of January 26, 2004, as amended by Amendment No.1 to Agreement and Plan of Merger and Contribution, dated as of June 15, 2004, by and among the same parties (the “Merger and Contribution Agreement”).  Capitalized terms used but not defined herein shall have the respective meanings given to such terms in the Merger and Contribution Agreement.

Pursuant to the Merger and Contribution Agreement as in effect prior to the Amendment, Cargill was obligated to ensure that the Cargill fertilizer businesses (the “Cargill Fertilizer Businesses”) have at least $357,188,945 of consolidated Net Operating Working Capital (“Target Net Operating Working Capital”) at the time they are contributed to Mosaic by Cargill and the other Cargill Contributing Corporations.  In connection therewith, in the event that the amount of working capital of the Cargill Fertilizer Businesses at the time they are contributed to Mosaic (the “Actual Net Working Capital”) exceeds the Target Net Operating Working Capital, Mosaic was obligated to repay the entire amount of such excess to Cargill.  The Amendment provides for an increase in the amount of Target Net Operating Working Capital from $357,188,945 to $435,000,000.  In addition, the Amendment provides that if Actual Net Operating Working Capital exceeds the Target Net Operating Working Capital, Mosaic will not be obligated to make any payment to Cargill.  Furthermore, in the event that the Target Net Operating Working Capital exceeds the Actual Net Operating Working Capital, the Amendment requires Cargill to make an additional contribution to the capital of Mosaic (or to cause another Contributing Corporation to make such contribution) in an amount of cash and/or Retained Assets (as defined in the following paragraph) equal to such excess.

In consideration for the increase in the amount of the Target Net Operating Working Capital, the Amendment permits Cargill and its affiliates to retain and not contribute to Mosaic promissory notes issued to them by Cargill’s subsidiary, Cargill Fertilizantes S.A., in an amount equal to $40,000,000 (the “Retained Assets”).  The equity of Cargill Fertilizantes S.A. will be contributed to Mosaic as part of the Contribution.

The foregoing description of the Amendment is qualified in its entirety by reference to the full text of such agreement, a copy of which is filed as Exhibit 2.i hereto and which is incorporated by reference herein.

Item 9.01.  Financial Statements and Exhibits.

(c)  Exhibits.

The Exhibits to this Report are listed in the Exhibit Index hereto.

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The Mosaic Company has filed a definitive proxy statement/prospectus relating to the proposed transactions contemplated by the Merger and Contribution Agreement with the Securities and Exchange Commission (“SEC”), which was mailed to IMC’s common stockholders on or about September 21, 2004.  Stockholders are urged to read the definitive proxy statement/prospectus regarding the proposed transaction, because it contains important information. Stockholders may obtain a free copy of the definitive proxy statement/prospectus, as well as other filings containing information about Cargill and IMC, without charge, at the SEC’s Internet site (http://www.sec.gov). Copies of the definitive proxy statement/prospectus and the filings with the SEC that are incorporated by reference in the definitive proxy statement/prospectus can also be obtained, without charge, by directing a request to IMC Global Inc., 100 South Saunders Road, Lake Forest, Illinois 60045-2561, Attention: Douglas A. Hoadley, or by telephone at (847) 739-1200, email:  dahoadley@imcglobal.com, or to Cargill, Incorporated, 15407 McGinty Road West, MS 25, Wayzata, Minnesota 55391, Attention:  Lori Johnson, or by telephone at (952) 742-6194, email:  lori_johnson@cargill.com.

The respective directors and executive officers of Cargill, Incorporated and IMC and other persons may be deemed to be participants in the solicitation of proxies in connection with the proposed transaction.  Information regarding such persons and a description of their direct and indirect interests, by security holdings or otherwise, is contained in the definitive proxy statement/prospectus filed with the SEC on September 20, 2004.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMC GLOBAL INC.

By:	/s/ J. Reid Porter
J. Reid Porter
Executive Vice President and Chief Financial Officer

Date:  October 18, 2004

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

2.i

Amendment No. 2 to Agreement and Plan of Merger and Contribution, dated as of October 18, 2004, by and among IMC Global Inc., The Mosaic Company (formerly known as Global Nutrition Solutions, Inc.), GNS Acquisition Corp., Cargill, Incorporated and Cargill Fertilizer, Inc.